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                                                                   EXHIBIT 10.10

                         EXECUTIVE EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT (this "AGREEMENT") is made and entered into as of July 30, 1999, by and between Courtesy Corporation, an Illinois corporation and wholly owned subsidiary of LLS Corp. (hereinafter, together with its successors, referred to as the "COMPANY"), on the one hand, and Gerald J. Sommers (hereinafter referred to as the "EXECUTIVE"), on the other hand.

                             W I T N E S S E T H :

                    WHEREAS, the Executive is currently employed by LLS Corp., an Illinois corporation ("LLS");

                  WHEREAS, LLS is party to a Recapitalization Agreement (the "RECAPITALIZATION AGREEMENT"), dated as of July 13, 1999, among LLS, Creative Packaging Corp., an Illinois corporation, Courtesy Sales Corp., an Illinois corporation, each of their respective shareholders and HMTF/CC Investments, LLC, a Delaware limited liability company, successor by merger to HMTF/CC Investments, L.P., a Texas limited partnership;

                  WHEREAS, upon the consummation of the Recapitalization, LLS desires to employ the Executive in an executive capacity with the Company, and the Executive desires to be employed by the Company in said capacity on the terms and conditions specified herein; and

                  WHEREAS, the parties hereto desire to set forth in writing the terms and conditions of their understandings and agreements.

                  NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS.

                           "ACCRUED BENEFITS" means (i) all salary earned or
                  accrued through the date the Executive's employment is terminated, (ii) reimbursement for any and all monies advanced in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive through the date the Executive's employment is terminated and
                  (iii) all other payments and benefits to which the Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan or program of the Company, including any earned and accrued, but unused vacation pay.

                           "ACT" shall mean the Securities Exchange Act of
                  1934, as amended.

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                           "BOARD" shall mean the board of directors of the
                  Company.

                           "CAUSE" shall mean (i) the Executive's conviction of
                  any criminal violation involving fraud or dishonesty or constituting a felony, (ii) the Executive's material breach of his obligations under this Agreement, (iii) the Executive's fraud or dishonesty in connection with his employment hereunder, (iv) the Executive's refusal to perform his duties as an employee of the Company for a reason other than mental or physical disability or (v) the Executive's gross negligence or willful misconduct injurious to the Company or its Subsidiaries. Notwithstanding the above, the occurrence of the events specified in clauses (ii) and (iv) above shall not constitute Cause unless the Company gives the Executive written notice that such event constitutes Cause, and the Executive thereafter fails to cure such event within thirty (30) days after receipt of such notice.

                           "EMPLOYMENT PERIOD" shall mean the period during
                  which the Executive is employed by the Company.

                           "GOOD REASON" shall mean any material breach by the
                  Company of this Agreement or the assignment of duties materially inconsistent with Executive's present position, duties, responsibilities and status with the Company (other than such reductions therein as contemplated by the terms of this Agreement) or the relocation of Executive's place of employment. Notwithstanding the above, the occurrence of the events described above (other than a breach resulting from the failure of the Company to pay any amount or provide any benefit under Sections 4 or 5 of this Agreement) will not constitute Good Reason unless the Executive gives the Company written notice within 30 days after the occurrence of such event that such event constitutes Good Reason, and the Company thereafter fails to cure such event within 30 days after receipt of such notice.

                           "PERSON" shall mean any "person", within the meaning
                  of Sections 13(d) and 14(d) of the Act, including a "group" as therein defined.

                           "SUBSIDIARY" shall mean, with respect to any Person,
                  any other Person of which such first Person owns the majority of the economic interest in such Person or owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

                  SECTION 2. TERM OF EMPLOYMENT. Unless earlier terminated in accordance with the terms of this Agreement, the Executive's Employment Period shall commence on the date hereof (the "EMPLOYMENT DATE") and shall end on July 30, 2004.

                  SECTION 3. DUTIES. From the date hereof through the second anniversary thereof, the Executive (i) shall serve as President and Chief Operating Officer of the Company and President and Chief Operating Officer of each of the

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Subsidiaries of the Company, (ii) shall execute all duties attendant to his office and shall report directly to the Board, (iii) shall, subject to and in accordance with the authority and direction of the Board, have such authority and perform in a diligent and competent manner such duties as may be assigned to him from time to time by the Board and (iv) shall devote his best efforts and business time, attention, knowledge and skill to the operation of the business and affairs of the Company and its Subsidiaries, except for vacation, absences made necessary because of illness, authorized leaves of absence and holidays. Notwithstanding anything to the contrary contained in this Agreement, the Executive shall not be precluded from participating in the affairs of any governmental, educational or other charitable institution, engaging in professional speaking and writing activities, serving as a member of the board of directors of publicly-held corporations and investing his personal funds so long as such activities do not conflict with Section 6 of this Agreement and the Board, in good faith, does not determine that such activities unreasonably interfere with the Company's business or diminish Executive's obligations under this Agreement, and Executive shall be entitled to retain all fees, royalties and other compensation derived from such activities in addition to the compensation and other benefits payable to him under this Agreement. Prior to the second anniversary of this Agreement and each subsequent anniversary thereof during the Employment Period, the Company and the Executive shall establish, by good faith negotiation, reduced time commitments and levels of responsibility on the part of the Executive applicable to each such one-year period and a proportionate reduction in the Base Salary commensurate with such reduced time commitments and levels of responsibility.

                  SECTION 4. COMPENSATION. During the Employment Period, the Executive shall be compensated as follows:

                  (a) the Executive shall receive, at such intervals and in accordance with such Company policies as may be in effect from time to time, an annual salary (pro rata for any partial year) no less than Five Hundred Thousand and No/100 Dollars ($500,000.00) ("BASE SALARY"); provided, however, that the Base Salary shall be subject to adjustment in accordance with Section 3 hereof;

                  (b) the Executive shall be reimbursed, at such intervals and in accordance with such Company policies as may be in effect from time to time, for any and all reasonable and necessary business expenses incurred by him;

                  (c) the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company as determined by the Board from time to time, as initially set forth on Exhibit A hereto;

                  (d) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company to similarly-situated executives of the Company on a historical basis (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and

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         programs) to the extent applicable generally to other executives of the Company; and

                  (e) the Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board, as initially set forth on Exhibit A hereto.

                  SECTION 5. TERMINATION OF EMPLOYMENT.

                  (a) All Accrued Benefits to which the Executive (or his estate or beneficiary) is entitled shall be payable in cash promptly upon termination of his Employment Period, except as otherwise specifically provided herein, or under the terms of any applicable policy, plan or program.

                  (b) Any termination by the Company, or by the Executive, of the Employment Period shall be communicated by written notice of such termination to the Executive, if such notice is delivered by the Company, and to the Company, if such notice is delivered by the Executive, each in compliance with the requirements of Section 13 hereinbelow.

                  (c) If prior to the expiration of the Employment Period, the Employment Period is terminated by the Executive for Good Reason or by the Company for any reason other than Cause or the Executive's death, permanent disability (as defined in the Company's disability plan or policy, as in effect from time to time) or retirement (as defined in the Company's Board-approved retirement plan or policy, as in effect from time to time), then, as his exclusive right and remedy in respect of such termination:

                           (i) the Executive shall be entitled to receive from
                  the Company his Accrued Benefits, except that, for this purpose, Accrued Benefits shall not include any entitlement to severance under any Company severance policy generally applicable to the Company's salaried employees;

                           (ii) (a) in the event such termination occurs on or
                  prior to the second anniversary of this Agreement (the "INITIAL PERIOD"), the Executive shall receive from the Company, as long as the Executive does not violate the provisions of Section 6 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance with the Company's regular pay schedule, for the greater of (1) twelve (12) months from the date of termination of employment and (2) the remainder of the Initial Period;

                                (b) in the event such termination occurs after
                  the Initial Period, the Executive shall receive from the Company, as long as the Executive does not violate the provisions of Section 6 hereof, severance pay equal to the Executive's then current monthly Base Salary, payable in accordance

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                  with the Company's regular pay schedule, for twelve (12)
                  months from the date of termination of employment; and

                           (iii) the Executive and his spouse shall continue to
                  be covered, upon the same terms and conditions as described in Section 4(d) hereinabove, by the same or equivalent medical, dental, and life insurance coverages as in effect for the Executive immediately prior to the termination of his employment, until age 65 or, if Executive dies prior to age 65, until Executive's spouse reaches age 65; provided however, that if participation in any one of such plans or arrangements is not possible under the terms thereof, the Company will provide substantially identical benefits.

                  (d) Any amounts payable to the Executive in installments pursuant to this Section 5 may, at the option of the Company, be paid in a lump sum rather than in installments as provided above. In any event, all such amounts (whether paid in installments or in a lump sum) shall be considered severance payments and be in full and complete satisfaction of the obligations of the Company to the Executive in connection with the termination of the Executive.

                  (e) Notwithstanding anything else contained herein, if the Executive voluntarily terminates his employment without Good Reason, or the Company terminates the Executive for Cause or the Executive is terminated by reason of death or permanent disability, all of his rights to severance from the Company (including pursuant to any plan or policy of the Company) shall terminate immediately, and the Executive's entitlement hereunder shall be limited to his right to payment for Accrued Benefits (other than severance) in respect of periods prior to such termination, his right to coverage under Section 5(c)(iii), and his right to disability, if any, under the Company's disability plan, provided that Executive shall reimburse the Company for the cost of such coverage.

                  SECTION 6. FURTHER OBLIGATIONS OF THE EXECUTIVE.

                  (a) During and following the Executive's employment by the Company, the Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Company or any of its Subsidiaries, except to the extent authorized in writing by the Board or required by any court or administrative agency, other than to an employee of the Company or any of its Subsidiaries, or a Person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company. Confidential information shall not include any information known generally to the public. All records, files, documents and materials, or copies thereof, relating to the Company's or any of its Subsidiaries' business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Company or such Subsidiary, as the case may be, and shall be

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         promptly returned by the Executive to the Company or such
         Subsidiary (as applicable) upon termination of the Executive's employment with the Company.

                  (b) Except with the Board's prior written approval, during the Employment Period and for two (2) years after the termination of the Employment Period, the Executive shall not, directly or indirectly:

                           (i) solicit, entice, persuade or induce any employee
                  of the Company or any of its Subsidiaries to terminate his employment by the Company or any of its Subsidiaries or to become employed by any Person other than the Company or any of its Subsidiaries; or

                           (ii) approach any such employee for any of the
                  foregoing purposes; or

                           (iii) authorize, solicit or assist in the taking of
                  such actions by any third party.

                           However, this Agreement shall not prohibit soliciting the employment of, or employing, any such employee who has been terminated by the Company or its Subsidiaries.

                  (c) During the Employment Period and for two (2) years after the termination of the Employment Period, the Executive shall not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any Person or other business enterprise (other than the Company and its Subsidiaries) engaged in (a) the design, manufacture and sale of custom-made molds for the plastics industry or
         (b) the design, manufacture and sale of injection molded plastic parts, in each case throughout the United States and its territories (any of the foregoing activities being referred to herein as "COMPETITIVE ACTIVITIES"). The foregoing covenant respecting Competitive Activities shall not be construed to preclude the Executive from making any investments in the securities of any company, whether or not engaged in competition with the Company or any of its Subsidiaries, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and such investment does not exceed five percent (5%) of the issued and outstanding shares of such company or give the Executive the right or power to control or participate directly in making the policy decisions of such company.

                  (d) If any court determines that any portion of this Section 6 is invalid or unenforceable, the remainder of this Section 6 shall not thereby be affected and shall be given full effect without regard to the invalid provision. If any court construes any of the provisions of this Section 6, or any part thereof, to be unreasonable because of the duration or scope of such provision, such court shall

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         have the power to reduce the duration or scope of such provision and to enforce such provision as so reduced.

                  (e) The Executive hereby acknowledges and agrees that damages will not be an adequate remedy for the Executive's breach of any of his covenants contained in this Section 6, and further agrees that the Company shall be entitled to obtain appropriate injunctive and/or other equitable relief for any such breach, without the posting of any bond or other security.

                  SECTION 7. SUCCESSORS. The Company may assign its rights under this Agreement to any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company. Any such assignment by the Company shall remain subject to the Executive's rights under
Section 5 hereof. The rights of the Executive under this Agreement may not be assigned or encumbered by the Executive, voluntarily or involuntarily, during his lifetime, and any such purported assignment shall be void ab initio. However, all rights of the Executive under this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, estates, executors, administrators, heirs and beneficiaries. All amounts payable to the Executive hereunder shall be paid, in the event of the Executive's death, to the Executive's estate, heirs or representatives.

                  SECTION 8. THIRD PARTIES. Except for the rights granted to the Company and its Subsidiaries pursuant hereto (including, without limitation, pursuant to Section 6 hereof) and except as expressly set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person other than the parties hereto and their successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 9. ENFORCEMENT. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof is declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

                  SECTION 10. AMENDMENT. This Agreement may not be amended or modified at any time except by a written instrument approved by the Board, and executed by the Company and the Executive; provided, however, that any attempted amendment or modification without such approval and execution shall be null and void ab initio and of no effect.

                  SECTION 11. WITHHOLDING. The Company shall be entitled to withhold from any amounts to be paid to the Executive hereunder any federal, state, local, or foreign withholding or other taxes or charges which it is from time to time required to withhold. The Company shall be entitled to rely on an opinion of counsel if any question as to the amount or requirement of any such withholding shall arise.

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                  SECTION 12. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law of Illinois or any other jurisdiction.

                  SECTION 13. NOTICE. Any notice, request, demand or other communication given by any party under this Agreement (each a "notice") shall be in writing, may be given by a party or its legal counsel, and shall be deemed to be duly given (i) when personally delivered, or (ii) upon delivery by United States Express Mail or similar overnight courier service which provides evidence of delivery, or (iii) when five days have elapsed after its transmittal by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to whom directed at that party's address as it appears below or another address of which that party has given written notice to the other parties hereto, or (iv) when transmitted by telex (or equivalent service), the sender having received the answer back of the addressee, or (v) when delivered by facsimile transmission, the sender having received machine confirmation thereof.

                  If to the Company:

                  Courtesy Corporation
                  101 South Hanley Road
                  St. Louis, Missouri  63105
                  Attention:  David M. Sindelar
                  Facsimile No.:  (314) 746-2299

                  With copies to:

                  Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas  75201
                  Attention:  Jack D. Furst
                              Lawrence D. Stuart, Jr.
                  Facsimile No: (214) 740-7313

                  and (which shall not constitute notice):

                  Weil, Gotshal & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, Texas  75201
                  Attention:  R. Scott Cohen
                  Facsimile No.:  (214) 746-7777


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                  If to the Executive:

                  Gerald J. Sommers
                  800 Corporate Grove Dr.
                  Buffalo Grove, Illinois 60089-4552

                  With copies to:

                  Katten Muchin & Zavis
                  525 West Monroe Street
                  Chicago, Illinois  60661-8768
                  Attention:  David R. Shevitz
                                 Stuart Grass

                  SECTION 14. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

                  SECTION 15. HEADINGS. The headings contained herein are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

                  SECTION 16. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover in such action its reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement in one or more counterparts, each of which shall be deemed one and the same instrument, as of the day and year first written above.


                                                     COURTESY CORPORATION


                                                     By: /s/ WALTER T. KREISELER
                                                        -----------------------
                                                     Name: Walter T. Kreiseler
                                                          ---------------------
                                                     Title: Chairman and CEO
                                                           --------------------

                                                     EXECUTIVE:


                                                     /s/ GERALD J. SOMMERS
                                                     ---------------------------
                                                     Gerald J. Sommers




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                                   EXHIBIT A

Benefits                                   Amount/Coverage
- --------                                   ---------------
1. Profit Sharing Contribution             $30,000 per year

2. Automobile Lease                        $1,600 per month; gas
                                           card for Executive and
                                           spouse

3. Automobile Insurance                    Coverage for
                                           Executive and spouse

4. Vacation                                Four months